EXHIBIT 99.1
Additional Financial Information (Unaudited)
The following additional financial information is provided based upon the continuing interest of certain stockholders and creditors to assist them in understanding our core manufacturing business with our financial services operations on an after-tax equity basis. Our manufacturing operations, for this purpose, include our Truck segment, Engine segment, Parts segment, and Corporate items. The manufacturing operations financial information represents non-GAAP financial measures. The reconciling differences between these non-GAAP financial measures and our GAAP condensed consolidated financial statements in Item 1, Financial Statements, are our financial services operations, which are included on an after-tax equity basis. Certain of our subsidiaries in our manufacturing operations have debt outstanding with our financial services operations (“intercompany debt”). In the condensed statements of assets, liabilities, redeemable equity securities, and stockholders' deficit, the intercompany debt is reflected as accounts payable. The change in the intercompany debt is reflected in the net cash provided by operating activities in the condensed statements of cash activities.

Condensed Statements of Revenues and Expenses
Navistar International Corporation (Manufacturing operations with financial services operations on an after-tax equity basis)

	Three Months Ended January 31, 2012
	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
(in millions)
Sales of manufactured products	$3,008	$—	$—	$3,008
Finance revenues	—	68	(24)	44
Sales and revenues, net	3,008	68	(24)	3,052
Costs of products sold	2,698	—	—	2,698
Selling, general and administrative expenses	344	19	(1)	362
Engineering and product development costs	137	—	—	137
Interest expense	37	25	(1)	61
Other expense (income), net	32	(2)	(22)	8
Total costs and expenses	3,248	42	(24)	3,266
Equity in loss of non-consolidated affiliates	7	—	—	7
Income (loss) before income taxes and equity income from financial services operations	(247)	26	—	(221)
Equity income (loss) from financial services operations	17	—	(17)	—
Income (loss) before income taxes	(230)	26	(17)	(221)
Income tax benefit (expense)	90	(9)	—	81
Net income (loss)	(140)	17	(17)	(140)
Less: Income attributable to non-controlling interests	13	—	—	13
Net income (loss) attributable to Navistar International Corporation	$(153)	$17	$(17)	$(153)

Condensed Statement of Revenues and Expenses Navistar International Corporation (Manufacturing operations with financial services operations on an after-tax equity basis)

	Three Months Ended January 31, 2011(A)
	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
(in millions)
Sales of manufactured products	$2,693	$—	$—	$2,693
Finance revenues	—	73	(23)	50
Sales and revenues, net	2,693	73	(23)	2,743
Costs of products sold	2,199	—	—	2,199
Restructuring charges	21	1	—	22
Selling, general and administrative expenses	302	17	(1)	318
Engineering and product development costs	129	—	—	129
Interest expense (income)	36	30	(3)	63
Other expense (income), net	15	(7)	(19)	(11)
Total costs and expenses	2,702	41	(23)	2,720
Equity in loss of non-consolidated affiliates	17	—	—	17
Income (loss) before income taxes and equity income from financial services operations	(26)	32	—	6
Equity income (loss) from financial services operations	21	—	(21)	—
Income (loss) before income taxes	(5)	32	(21)	6
Income tax benefit (expense)	11	(11)	—	—
Net income (loss)	6	21	(21)	6
Less: Income attributable to non-controlling interests	12	—	—	12
Net income (loss) attributable to Navistar International Corporation	$(6)	$21	$(21)	$(6)
_________________

(A)
Effective with the fourth quarter of 2011, the Company presents manufacturing operations with financial services operations on an after-tax equity basis. Previously, financial services was presented on a pre-tax equity basis. The first quarter of 2011 amounts have been reclassified to conform to the this presentation.

Condensed Statements of Assets, Liabilities, and Stockholders' Deficit Navistar International Corporation (Manufacturing operations with financial services operations on an after-tax equity basis)

	As of January 31, 2012
	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
(in millions)
Assets
Cash and cash equivalents	$418	$70	$—	$488
Marketable securities	419	20	—	439
Restricted cash and cash equivalents	29	126	—	155
Finance and other receivables, net	978	2,780	(164)	3,594
Inventories	1,908	8	—	1,916
Goodwill	312	—	—	312
Property and equipment, net	1,510	161	—	1,671
Investments in and advances to financial services operations	584	—	(584)	—
Investments in non-consolidated affiliates	61	—	—	61
Deferred taxes, net	2,088	26	—	2,114
Other assets	714	39	—	753
Total Assets	$9,021	$3,230	$(748)	$11,503
Liabilities and Stockholders' Equity (Deficit)
Accounts payable	$2,001	$24	$(164)	$1,861
Debt	2,030	2,503	—	4,533
Postretirement benefits liabilities	3,230	53	—	3,283
Other liabilities	1,950	66	—	2,016
Total Liabilities	9,211	2,646	(164)	11,693
Redeemable equity securities	5	—	—	5
Stockholders' equity attributable to non-controlling interest	41	—	—	41
Stockholders' equity (deficit) attributable to controlling interest	(236)	584	(584)	(236)
Total Liabilities and Stockholders' Equity (Deficit)	$9,021	$3,230	$(748)	$11,503

Condensed Statements of Assets, Liabilities, and Stockholders' Deficit Navistar International Corporation (Manufacturing operations with financial services operations on an after-tax equity basis)

	As of October 31, 2011
	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
(in millions)
Assets
Cash and cash equivalents	$488	$51	$—	$539
Marketable securities	698	20	—	718
Restricted cash and cash equivalents	29	298	—	327
Finance and other receivables, net	1,341	3,007	(94)	4,254
Inventories	1,704	10	—	1,714
Goodwill	319	—	—	319
Property and equipment, net	1,433	137	—	1,570
Investments in and advances to financial services operations	564	—	(564)	—
Investments in non-consolidated affiliates	60	—	—	60
Deferred taxes, net	2,031	26	—	2,057
Other assets	705	28	—	733
Total Assets	$9,372	$3,577	$(658)	$12,291
Liabilities and Stockholders' Equity (Deficit)
Accounts payable	$2,194	$22	$(94)	$2,122
Debt	1,980	2,876	—	4,856
Postretirement benefits liabilities	3,262	54	—	3,316
Other liabilities	1,908	61	—	1,969
Total Liabilities	9,344	3,013	(94)	12,263
Redeemable equity securities	5	—	—	5
Stockholders' equity attributable to non-controlling interest	50	—	—	50
Stockholders' equity (deficit) attributable to controlling interest	(27)	564	(564)	(27)
Total Liabilities and Stockholders' Equity (Deficit)	$9,372	$3,577	$(658)	$12,291

Condensed Statement of Cash Activity Navistar International Corporation (Manufacturing operations with financial services operations on an after-tax equity basis)

	Three Months Ended January 31, 2012
	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
(in millions)
Cash flows from operating activities
Net income (loss)	$(140)	$17	$(17)	$(140)
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	67	1	—	68
Depreciation of equipment leased to others	3	7	—	10
Amortization of debt issuance costs and discount	7	2	—	9
Deferred income taxes	(52)	—	—	(52)
Equity in loss of non-consolidated affiliates	7	—	—	7
Equity in income of financial services affiliates	(17)	—	17	—
Change in intercompany receivables and payables	68	(68)	—	—
Other, net	(85)	302	—	217
Net cash provided by (used in) operating activities	(142)	261	—	119
Cash flows from investing activities
Purchases of marketable securities	(459)	—	—	(459)
Sales or maturities of marketable securities	738	—	—	738
Net change in restricted cash and cash equivalents	—	172	—	172
Capital expenditures	(102)	(1)	—	(103)
Purchase of equipment leased to others	—	(25)	—	(25)
Acquisition of intangibles	(12)	—	—	(12)
Business acquisitions, net of cash received	(3)	—	—	(3)
Other investing activities	(8)	1	—	(7)
Net cash provided by investing activities	154	147	—	301
Net cash used in financing activities	(85)	(393)	—	(478)
Effect of exchange rate changes on cash and cash equivalents	3	4	—	7
Increase (decrease) in cash and cash equivalents	(70)	19	—	(51)
Cash and cash equivalents at beginning of the period	488	51	—	539
Cash and cash equivalents at end of the period	$418	$70	$—	$488

Condensed Statement of Cash Activity Navistar International Corporation (Manufacturing operations with financial services operations on an after-tax equity basis)

	Three Months Ended January 31, 2011(A)
	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
(in millions)
Cash flows from operating activities
Net income (loss)	$6	$21	$(21)	$6
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Depreciation and amortization	70	1	—	71
Depreciation of equipment leased to others	4	5	—	9
Amortization of debt issuance costs and discount	7	5	—	12
Equity in loss of non-consolidated affiliates	17	—	—	17
Equity in income of financial services affiliates	(21)	—	21	—
Dividends from non-consolidated affiliates	1	—	—	1
Change in intercompany receivables and payables	(33)	33	—	—
Other, net	(265)	154	—	(111)
Net cash provided by (used in) operating activities	(214)	219	—	5
Cash flows from investing activities
Purchases of marketable securities	(140)	—	—	(140)
Sales or maturities of marketable securities	316	—	—	316
Net change in restricted cash and cash equivalents	(1)	10	—	9
Capital expenditures	(95)	—	—	(95)
Purchase of equipment leased to others	(1)	(13)	—	(14)
Other investing activities	(16)	3	—	(13)
Net cash provided by investing activities	63	—	—	63
Net cash used in financing activities	(13)	(244)	—	(257)
Effect of exchange rate changes on cash and cash equivalents	2	1	—	3
Decrease in cash and cash equivalents	(162)	(24)	—	(186)
Cash and cash equivalents at beginning of the period	534	51	—	585
Cash and cash equivalents at end of the period	$372	$27	$—	$399
_________________

(A)
Effective with the fourth quarter of 2011, the Company presents manufacturing operations with financial services operations on an after-tax equity basis. Previously, financial services was presented on a pre-tax equity basis. The first quarter of 2011 amounts have been reclassified to conform to the this presentation.